Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(5)

(Form Type)

Compass Diversified Holdings

Compass Group Diversified Holdings LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(4)	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	7.250% Series A Preferred Shares (“Series A Preferred Shares”) representing beneficial interests in Compass Diversified Holdings(1)	457(o) & (r)(6)	(4)	(4)		0.0001476
	Equity	7.250% Series A Trust Preferred Interests (“Series A Trust Preferred Interests”) of Compass Group Diversified Holdings LLC(1)	457(i)					(5)
	Equity	7.875% Series B Fixed-to-Floating Rate Cumulative Preferred Shares (“Series B Preferred Shares”) representing beneficial interests in Compass Diversified Holdings(2)	457(o) & (r)(6)	(4)	(4)		0.0001476
	Equity	7.875% Series B Fixed-to-Floating Rate Cumulative Trust Preferred Interests (“Series B Trust Preferred Interests”) of Compass Group Diversified Holdings LLC(2)	457(i)					(5)
	Equity	7.875% Series C Cumulative Preferred Shares (“Series C Preferred Shares”) representing beneficial interests in Compass Diversified Holdings(3)	457(o) & (r)(6)	(4)	(4)		0.0001476
	Equity	7.875% Series C Cumulative Trust Preferred Interests (“Series C Trust Preferred Interests”) of Compass Group Diversified Holdings LLC(3)	457(i)					(5)

	Total Offering Amounts					$100,000,000		$14,760.00

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$14,760.00

(1)

Each Series A Preferred Share representing one beneficial interest in Compass Diversified Holdings corresponds to one underlying Series A Trust Preferred Interest of Compass Group Diversified Holdings LLC. If the trust is dissolved, each Series A Preferred Share representing a beneficial interest in Compass Diversified Holdings will be exchanged for a Series A Trust Preferred Interest of Compass Group Diversified Holdings LLC.

(2)

Each Series B Preferred Share representing one beneficial interest in Compass Diversified Holdings corresponds to one underlying Series B Trust Preferred Interest of Compass Group Diversified Holdings LLC. If the trust is dissolved, each Series B Preferred Share representing a beneficial interest in Compass Diversified Holdings will be exchanged for a Series B Trust Preferred Interest of Compass Group Diversified Holdings LLC.

(3)

Each Series C Preferred Share representing one beneficial interest in Compass Diversified Holdings corresponds to one underlying Series C Trust Preferred Interest of Compass Group Diversified Holdings LLC. If the trust is dissolved, each Series C Preferred Share representing a beneficial interest in Compass Diversified Holdings will be exchanged for a Series C Trust Preferred Interest of Compass Group Diversified Holdings LLC.

(4)

An unspecified number of Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares having an aggregate offering price of up to $100,000,000 is being registered as may from time to time be offered at unspecified prices.

(5)

Pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the “Securities Act”), no registration fee is payable with respect to the Series A Trust Preferred Interests, Series B Trust Preferred Interests or Series C Trust Preferred Interests of Compass Group Diversified Holdings LLC because no additional consideration will be received by Compass Diversified Holdings upon exchange of the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, respectively.

(6)	The filing fee is calculated in accordance with 457(o) and 457(r) of the Securities Act.